UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2003

PUMATECH, INC.

(Exact name of registrant as specified in its charter)

0-21709

(Commission File Number)

Delaware	77-0349154
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2550 North First Street, San Jose, California 95131

(408) 321-7650

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2 Acquisition or Disposition of Assets.

On September 17, 2003, Pumatech, Inc., a Delaware corporation (“Pumatech”) acquired substantially all of the assets (the “Asset Purchase”) of Spontaneous Technology, Inc., a Utah corporation (“Spontec”). The Asset Purchase was made pursuant to an Asset Purchase Agreement dated as of July 30, 2003 by and between Pumatech and Spontec as amended pursuant to Amendment No. 1 to Asset Purchase Agreement dated September 17, 2003 (together the “Asset Purchase Agreement,” a copy of which is attached to this report as Exhibit 2.1). As consideration for the Asset Purchase, at the closing of the transaction, Pumatech issued Spontec a total of 1,093,676 shares of Pumatech Common Stock as described in Section 2.2 of the Asset Purchase Agreement, and assumed certain liabilities of Spontec in the aggregate amount of $1,343,840 (the “Initial Purchase Payment”). Additionally, as described in Section 2.10 of the Asset Purchase Agreement, depending upon Pumatech revenues associated with sales of Pumatech products including certain Spontec technology during the period ending September 30, 2004, Pumatech may be required to pay Spontec additional consideration of up to $7,000,000 in shares of Pumatech Common Stock (such payment the “Earnout Payment,” and together with the Initial Purchase Payment, the “Asset Purchase Consideration”).

The Asset Purchase Consideration paid by Pumatech to Spontec was determined through arms’ length negotiations between Pumatech and Spontec. Liabilities assumed as part of the Initial Purchase Payment will be repaid from Pumatech’s working capital. The shares of Pumatech Common Stock used for the Initial Purchase Payment were newly issued shares of Pumatech Common Stock. The assets acquired in the Asset Purchase were used by Spontec in the development of certain software technology. Pumatech intends to continue using the assets for such use.

The foregoing description of the Asset Purchase does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement. Copies of the press releases by Pumatech announcing the signing and closing of the Asset Purchase are attached to this report as Exhibits 99.1 and 99.2.

This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties regarding the ability to leverage the acquired intellectual property, benefits from the product offerings and customer relationships, the ability to address complex synchronization challenges, the timing or ability to reach profitability, and the benefits of new business partnerships and products, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include risks associated with the successful integration of the Spontaneous Technology business and technologies, including management distraction during such integration, and the impact that the failure to successfully integrate could have on the realization of the anticipated benefits of the acquisition, the added complexities associated with integrating technologies acquired in multiple transactions, uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the timing of market adoption and movement toward data synchronization and integration solutions, market acceptance of wireless data services, margin erosion, market shrinkage, economic uncertainty related to terrorism and conflict in the Middle East and elsewhere in the world, market acceptance of the acquisition, the ability to leverage the acquisition to address synchronization challenges, timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, consummation of binding agreements with prospective business partners, as well as additional risk factors, as discussed in the “Risk Factors” section of Pumatech’s Annual Report on Form 10-K for the year ended July 31, 2002 and Pumatech’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 5. Other Events and Regulation FD Disclosure.

Not applicable.

Item 6. Resignations of Registrant’s Directors.

Not applicable.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Financial Statements required to be filed pursuant to Item 7(a) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

(c) Exhibits.

Exhibit Number		Exhibit Title

2.1	1	Asset Purchase Agreement dated July 30, 2003, between Pumatech and Spontaneous Technology, Inc., and Amendment No. 1 to Asset Purchase Agreement dated September 17, 2003.

99.1	1	Press Release dated July 31, 2003.

99.2	1	Press Release dated September 18, 2003.

1	Filed herewith.

Item 8. Change in Fiscal Year.

Not applicable.

Item 9. Regulation FD Disclosure.

Not applicable.

Item 10. Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics.

Not applicable.

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not applicable.

Item 12. Results of Operations and Financial Conditions.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2003	PUMATECH, INC.

	By:	/s/ J. KEITH KITCHEN
J. Keith Kitchen
Vice President of Finance and Administration and Chief Accounting Officer
(Principal Financial and Accounting Officer)